EXHIBIT 14(a)(1)(ii)
                                                                     Page 1 of 1

                                             BANC ONE MORTGAGE
                                             CAPITAL MARKETS, LLC
                                             Paul Smyth
                                             1717 Main Street, 12th Floor
                                             Dallas, Texas 75201
                                             Telephone:   (214) 290-2505
                                             Facsimile:   (214) 290-3142

March 5, 1999

State Street Bank and Trust Company
Two International Place
Boston, Massachusetts 02110
Attention: Corporate Trust Department
          J.P. Morgan Financial Mortgage Finance Corp., Series 1998-C6

Dover House Capital, LLC
400 Perimeter Terrace, Suite 575
Atlanta, Georgia 30346
Attention:  Teresa Klien

RE: J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates Series 1998-C6

Ladies and Gentlemen:

The Officer's Certificate is provided to you by BANC ONE MORTGAGE CAPITAL MARKETS, LLC ("BOMCM") pursuant to Section 3.02 of that certain Pooling and Servicing Agreement ("PSA") dated as March 1, 1998, relative to the above referenced securitization for which BOMCM acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officers, on behalf of BOMCM, hereby inform you (i) that, a review of the activities of BOMCM as Special Servicer and of its performance under the PSA has been made under the undersigneds' supervision for the period of time commencing October 31, 1998 through year end 1998, (ii) that, to the best of such undersigneds' knowledge, based on such review, it has fulfilled all of its obligations under the PSA, throughout such period.

Sincerely,

BANC ONE MORTGAGE
CAPITAL MARKETS, LLC, Special Servicer


By: /s/ Paul Smyth                              By: /s/ Edgar L. Smith, II
    ----------------------------                    ----------------------------
   Paul Smyth                                           Edgar L. Smith, II
   Managing Director Servicing                          Chief Operating Officer